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                                                                    Exhibit 21.1

            Subsidiaries of Plains Exploration & Production Company.

                                                             Jurisdiction of
Name of Subsidiary                                            Organization

Plains E&P Company                                             Delaware
Arguello Inc.                                                  Delaware
Plains Illinois Inc.                                           Delaware
Plains International Inc.                                      Delaware
PMCT Inc.                                                      Delaware